SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 23, 2002

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-2402	41-0319970
(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place, Austin, Minnesota	55912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 437-5611

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Mr. Joseph Mallof resigned from the Company’s Board of Directors on October 23, 2002.  Mr. Mallof resigned to avoid the appearance of a conflict of interest after accepting a position as President of CIBA Vision, a unit of Novartis.  Novartis competes directly with Hormel HealthLabs.  Mr. Mallof served on the Board of Directors of Hormel Foods Corporation since October of 1997.  The Company has not announced a replacement for this Board vacancy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	November 6, 2002	By	/s/M. J. McCOY
M. J. McCOY
Executive Vice President and Chief Financial Officer

Dated:	November 6, 2002	By	/s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller